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                                   BERKELEY CAPITAL
                                      MANAGEMENT
                                  MONEY MARKET FUND






                            INDIVIDUAL RETIREMENT ACCOUNT
                                   DISCLOSURE STATEMENT &
                              CUSTODIAL ACCOUNT AGREEMENT



BERKELEY CAPITAL MANAGEMENT
MONEY MARKET FUND

650 California St.  Ste. 2800
San Francisco, CA  94108-2609

Mutual Fund Services
615 East Michigan Street
P.O. Box 701
Milwaukee, WI 53201-0701
1-888-889-0799

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INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT

Please read the following information together with the Individual Retirement Account Custodial Agreement and the Prospectus(es) for the fund(s) you select for investment of your IRA contributions.

You may revoke this account any time within seven calendar days after it is established by mailing or delivering a written request for revocation to:
Berkeley Capital Management Money Market Fund, c/o Firstar Trust Company, 615 East Michigan Street, 3rd Floor, Milwaukee, WI 53202, Attention: Mutual Fund Services. If your revocation is mailed, the date of the postmark (or the date of certification if sent by certified or registered mail) will be considered your revocation date. Upon proper revocation, you will receive a full refund of your initial contribution, without any adjustments for items such as administrative fees or fluctuations in market value.

1. GENERAL

Your IRA is a custodial account created for your exclusive benefit, and Firstar Trust Company serves as custodian. Your interest in the account is nonforfeitable.

2. INVESTMENTS

Contributions made to your IRA will be invested in one or more of the regulated investment companies for which Berkeley Capital Management serves as investment advisor or any other regulated investment company designated by Berkeley Capital Management Money Market Fund. No part of your account may be invested in life insurance contracts; further, the assets of your account may not be commingled with other property.

3. ELIGIBILITY

Employees and self-employed individuals are eligible to contribute to an IRA. Employers may also contribute to employer-sponsored IRAs established for the benefit of their employees. You may also establish an IRA to receive rollover contributions and transfers from another IRA custodian or trustee or from certain other retirement plans.

4. TIME OF CONTRIBUTION

You may make regular contributions to your IRA any time up to and including the due date for filing your tax return for the year, not including extensions. You may continue to make regular contributions to your IRA up to (but not including) the calendar year in which you reach 70-1/2. Employer contributions to a SEP-IRA plan may be continued after you attain age 70-1/2. Rollover contributions and transfers may be made at any time, including after you reach age 70-1/2.

5. AMOUNT OF CONTRIBUTION

You may make annual regular contributions to an IRA in any amount up to 100% of your compensation for the year or $2,000, whichever is less. Qualifying rollover contributions and transfers are not subject to this limitation.

6. SPOUSAL IRA

If you are married and your spouse is not employed (or if your employed spouse elects to be treated as having no compensation), you may make contributions to a spousal IRA in addition to your own IRA. The maximum amount contributed to both your own and to your spouse's IRA may not exceed 100% of your compensation or $2,250, whichever is less. In no event, however, may the annual contribution to either your account or your spouse's account exceed $2,000.

7. ROLLOVERS AND TRANSFERS

You are allowed to "rollover" a distribution or transfer your assets from one individual retirement account to another without any tax liability. Rollovers between IRAs may be made once per year and must be accomplished within 60 days after the distribution. Also, under certain conditions, you may roll over (tax free) all or a portion of a distribution received from a qualified plan or tax-sheltered annuity in which you participate or in which your deceased spouse participated. However, strict limitations apply to such rollovers, and you should seek competent advice in order to comply with all of the rules governing rollovers.

Most distributions from qualified retirement plans will be subject to a 20% withholding requirement. The 20% withholding can be avoided by directly transferring the amount of the distribution to an individual retirement account or to certain other types of retirement plans. You should receive more information regarding these withholding rules and whether your distribution can be transferred to an IRA from the plan administrator prior to receiving your distribution.

8. TAX DEDUCTIBILITY OF ANNUAL CONTRIBUTIONS

Although you may make an IRA contribution within the limitations described above, all or a portion of your contribution may be nondeductible. No deduction is allowed for a rollover contribution or transfer. If you are not married and are not an "active participant" in an employer-sponsored retirement plan, you may make a fully deductible IRA contribution in any amount up to $2,000 or 100% of your compensation for the year, whichever is less. The same limits apply if you are married and file a joint return with your spouse and neither you nor your spouse is an "active participant" in an employer-sponsored retirement plan.

An employer-sponsored retirement plan includes any of the following types of retirement plans:

- a qualified pension, profit-sharing, or stock bonus plan established in accordance with IRC 401(a) or 401(k),

-   a Simplified Employee Pension Plan (SEP) (IRC 408(k)),

-   a deferred compensation plan maintained by a governmental unit or agency,

-   tax-sheltered annuities and custodial accounts (IRC 403(b) and 403(b)(7)),

-   a qualified annuity plan under IRC Section 403(a).

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Distributions from the types of plans listed above are eligible to be rolled over or transferred to your IRA.

Generally, you are considered an "active participant" in a defined contribution plan if an employer contribution or forfeiture was credited to your account during the year. You are considered an "active participant" in a defined benefit plan if you are eligible to participate in a plan, even though you elect not to participate. You are also treated as an "active participant" if you make a voluntary or mandatory contribution to any type of plan, even if your employer makes no contribution to the plan.

If you (or your spouse, if filing a joint tax return) are covered by an employer-sponsored retirement plan, your IRA contribution is fully deductible if your adjusted gross income (or combined income if you file a joint tax return) does not exceed certain limits. For this purpose adjusted gross income is not modified to take into account any deduction for IRA contributions, but does take into account the passive loss limitations under Code Section 86 and any taxable benefits under the Social Security Act and the Railroad Retirement Act.

If you (or your spouse, if filing a joint tax return) are covered by an employer-sponsored retirement plan, the deduction for your IRA contribution is reduced proportionately for adjusted gross income which exceeds the applicable dollar amount. The applicable dollar amount for an individual is $25,000 and $40,000 for married couples filing a joint tax return. The applicable dollar limit for married individuals filing separate returns is $0. If your adjusted gross income exceeds the applicable dollar amount by $10,000 or less, you may make a deductible IRA contribution. The deductible amount, however, will be less than $2,000.

To determine the amount of your deductible contribution, use the following calculations:

1) Subtract the applicable dollar amount from your adjusted gross income. If the result is $10,000 or more, you can only make a nondeductible contribution to your IRA.

2)  Divide the above figure by $10,000, and multiply that percentage by $2,000.

3) Subtract the dollar amount (result from #2 above) from $2,000 to determine the amount which is deductible.

If the deduction limit is not a multiple of $10, then it should be rounded up to the next $10. There is a $200 minimum floor on the deduction limit if your adjusted gross income does not exceed $35,000 (for a single taxpayer), $50,000 (for married taxpayers filing jointly) or $10,000 (for a married taxpayer filing separately).


Even if your income exceeds the limits described above, you may make a contribution to your IRA up to the contribution limitations described in Section 5 above. To the extent that your contribution exceeds the deductible limits, it will be nondeductible. However, earnings on all IRA contributions are tax deferred until distribution.

9. EXCESS CONTRIBUTIONS

Contributions which exceed the allowable maximum for federal income tax purposes are treated as excess contributions. A nondeductible penalty tax of 6% of the excess amount contributed will be added to your income tax for each year in which the excess contribution remains in your account.

10. CORRECTION OF EXCESS CONTRIBUTION

If you make a contribution in excess of your allowable maximum, you may correct the excess contribution and avoid the 6% penalty tax for that year by withdrawing the excess contribution and its earnings on or before the date, including extensions, for filing your tax return. Any earnings on the withdrawn excess contribution will be taxable in the year the excess contribution was made and may be subject to a 10% early distribution penalty tax if you are under age 59 1/2. In addition, in certain cases an excess contribution may be withdrawn after the time for filing your tax return. Finally, excess contributions for one year may be carried forward and applied against the contribution limitation in succeeding years.

11. SIMPLIFIED EMPLOYEE PENSION PLAN

Your IRA may be used as part of a Simplified Employee Pension Plan established by your employer. Your employer may contribute to your IRA/SEP up to a maximum of 15% of your compensation or $30,000, whichever is less. If your SEP Plan permits, you may also elect to have your employer make salary reduction contributions of up to $9,500 for 1996 (adjusted periodically for cost of living increases) per year to your IRA. However, the combination of the employer's contributions and your salary reduction contributions may not exceed the lesser of 15% of your compensation or $30,000. It is your responsibility and that of your employer to see that contributions in excess of normal IRA limits are made under a valid Simplified Employee Pension Plan and are, therefore, proper.

12. FORM OF DISTRIBUTIONS

Distributions may be made in any one of three methods:

(a) a lump-sum distribution,

(b) installments over a period not extending beyond your life expectancy (as determined by actuarial tables), or

(c) installments over a period not extending beyond the joint life expectancy of you and your designated beneficiary (as determined by actuarial tables).

You may also use your account balance to purchase an annuity contract, in which case your custodial account will terminate.

13. LATEST TIME TO WITHDRAW

You must begin receiving the assets in your account no later than April 1 following the calendar year in which you reach age 70-1/2 (your "required beginning date"). In general, the minimum amount that must be distributed each year is equal to the amount obtained by dividing the balance in your IRA on the last day of the prior year (or the last day of the year prior to the year in which you attain age 70-1/2) by your life expectancy, the joint life expectancy of you and your beneficiary, or the specified payment term, whichever is applicable. A


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federal tax penalty may be imposed against you if the required minimum distribution is not made for the year you reach age 70-1/2 and for each year thereafter. The penalty is equal to 50% of the amount by which the actual distribution is less than the required minimum.

Unless you or your spouse elects otherwise, your life expectancy and/or the life expectancy of your spouse will be recalculated annually. An election not to recalculate life expectancy(ies) is irrevocable and will apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

If you have two or more IRAs, you may satisfy the minimum distribution requirements by receiving a distribution from one of your IRAs in an amount sufficient to satisfy the minimum distribution requirements for your other IRAs. You must still calculate the required minimum distribution separately for each IRA, but then such amounts may be totalled and the total distribution taken from one or more of your individual IRAs.

Distribution from your IRA must satisfy the special "incidental death benefit" rules of the Internal Revenue Code. These provisions set forth certain limitations on the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse, your beneficiary will be generally considered to be no more than 10 years younger than you for the purpose of calculating the minimum amount that must be distributed.

14. DISTRIBUTION OF ACCOUNT ASSETS AFTER DEATH

If you die before receiving the balance of your account, distribution of your remaining account balance is subject to several special rules. If you die on or after your required beginning date, distribution must continue in a method at least as rapid as under the method of distribution in effect at your death. If you die before your required beginning date, your remaining interest will, at the election of your beneficiary or beneficiaries, (i) be distributed by December 31 of the year in which occurs the fifth anniversary of your death, or
(ii) commence to be distributed by December 31 of the year following your death over a period not exceeding the life or life expectancy of your designated beneficiary or beneficiaries.

Two additional distribution options are available if your spouse is the beneficiary: (i) payments to your spouse may commence as late as December 31 of the year you would have attained age 70-1/2 and be distributed over a period not exceeding the life or life expectancy of your spouse, or (ii) your spouse can simply elect to treat your IRA as his or her own, in which case distributions will be required to commence by April 1 following the calendar year in which your spouse attains age 70-1/2.


15. TAX TREATMENT OF DISTRIBUTIONS

Amounts distributed to you are generally includable in your gross income in the taxable year you receive them and are taxable as ordinary income. To the extent, however, that any part of a distribution constitutes a return of your nondeductible contributions, it will not be included in your income. The amount of any distribution excludable from income is the portion that bears the same ratio as your aggregate nondeductible contributions bear to the balance of your IRA at the end of the year (calculated after adding back distributions during the year). For this purpose, all of your IRAs are treated as a single IRA. Furthermore, all distributions from an IRA during a taxable year are to be treated as one distribution. The aggregate amount of distributions excludable from income for all years cannot exceed the aggregate nondeductible contributions for all calendar years.

No distribution to you or anyone else from your account can qualify for capital gains treatment under the federal income tax laws. Similarly, you are not entitled to the special five- or ten-year averaging rule for lump-sum distributions available to persons receiving distributions from certain other types of retirement plans. All distributions are taxed to the recipient as ordinary income except the portion of a distribution which represents a return of nondeductible contributions.

Any distribution which is properly rolled over will not be includable in your gross income.

16. EARLY DISTRIBUTIONS

Distributions from your IRA made before age 59-1/2 will be subject to a 10% nondeductible penalty tax unless the distribution is a return of nondeductible contributions or is made because of your death, disability, as part of a series of substantially equal periodic payments over your life expectancy or the joint life expectancy of you and your beneficiary, or the distribution is an exempt withdrawal of an excess contribution. The penalty tax may also be avoided if the distribution is rolled over to another individual retirement account.

17. QUALIFICATION OF PLAN

Your Individual Retirement Account Plan has been approved as to form by the Internal Revenue Service. The Internal Revenue Service approval is a determination only as to the form of the Plan and does not represent a determination of the merits of the Plan as adopted by you. You may obtain further information with respect to your Individual Retirement Account from any district office of the Internal Revenue Service.

18. PROHIBITED TRANSACTIONS

If you engage in a "prohibited transaction," as defined in section 4975 of the Internal Revenue Code, your account will be disqualified, and the entire balance in your account will be treated as if distributed to you and will be taxable to you as ordinary income. Examples of prohibited transactions are:

(a) the sale, exchange, or leasing of any property between you and your account,

(b) the lending of money or other extensions of credit between you and your account,

(c) the furnishing of goods, services, or facilities between you and your account.

If you are under age 59-1/2, you may also be subject to the 10% penalty tax on early distributions.


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19. PENALTY FOR PLEDGING ACCOUNT

If you use (pledge) all or part of your IRA as security for a loan, then the portion so pledged will be treated as if distributed to you and will be taxable to you as ordinary income during the year in which you make such pledge. The 10% penalty tax on early distributions may also apply.

20. REPORTING FOR TAX PURPOSES

Deductible contributions to your IRA may be claimed as a deduction on your IRS Form 1040 for the taxable year contributed. If any nondeductible contributions are made by you during a tax year, such amounts must be reported on Form 8606 and attached to your Federal Income Tax Return for the year contributed. If you report a nondeductible contribution to your IRA and do not make the contribution, you will be subject to a $100 penalty for each overstatement unless a reasonable cause is shown for not contributing. Other reporting will be required by you in the event that special taxes or penalties described herein are due.

You must also file Treasury Form 5329 with the IRS for each taxable year in which the contribution limits are exceeded, a premature distribution takes place, or less than the required minimum amount is distributed from your IRA.

21. ALLOCATION OF EARNINGS

The method of computing and allocating annual earnings is set forth in Article VIII, Section 1 of the Individual Retirement Account Custodial Agreement. The growth in value of your IRA is neither guaranteed or projected.

22. INCOME TAX WITHHOLDING

You must indicate on distribution requests whether or not federal income taxes should be withheld. Redemption requests not indicating an election not to have federal income tax withheld will be subject to withholding.

23. OTHER INFORMATION

Information about the shares of each mutual fund available for investment by your IRA must be furnished to you in the form of a prospectus governed by rules of the Securities and Exchange Commission. Please refer to the prospectus for detailed information concerning your mutual fund. You may obtain further information concerning IRAs from any District Office of the Internal Revenue Service.

Fees and other expenses of maintaining your account may be charged to you or your account. The Custodian's fee schedule as of the date you establish the IRA is included below.

    Annual maintenance fee per account . . . . . . . . . . . . . $ 12.50*
    Transfer to successor trustee. . . . . . . . . . . . . . . . . 15.00
    Distribution to a participant. . . . . . . . . . . . . . . . . 15.00
    (exclusive of systematic withdrawal plans)
    Refund of excess contribution. . . . . . . . . . . . . . . . . 15.00

    *capped at $25.00 per social security number.

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INDIVIDUAL RETIREMENT
CUSTODIAL ACCOUNT

The following constitutes an agreement establishing an Individual Retirement Account (under Section 408(a) of the Internal Revenue Code) between the Depositor and the Custodian.

ARTICLE I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in Section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in Section 408(k). Rollover contributions before January 1, 1993, include rollovers described in Section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in Section
408(k).

ARTICLE II

The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of Section 408(m)) except as otherwise permitted by Section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

ARTICLE IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with Section 408(a)(6) and Proposed Regulations Section 1.408-8, including the incidental death benefit provisions of Proposed Regulations
    Section 1.401(a)(9)-2, the provisions of which are herein incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under Paragraph 3, or to the surviving spouse under Paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall


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    be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, April 1 following the calendar year end in which the Depositor reaches age 70-1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

    (a)  A single sum payment.

    (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

    (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

    (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

    (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

    (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with Paragraph 3.

    (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

           (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

           (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70-1/2.

    (c) Except where distribution in the form of an annuity meeting the requirements of Section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

    (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under Paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70-1/2. In the case of a distribution in accordance with Paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under Section 408(i) and Regulations Section 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with Section 408(a) and related regulations will be invalid.

ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

ARTICLE VIII

1. INVESTMENT OF ACCOUNT ASSETS

    (a) All contributions to the custodial account shall be invested in the shares of the Berkeley Capital Management Money Market Fund or, if available, any other series of Berkeley Capital Management Money Market Fund or other regulated investment companies for which Berkeley Capital Management serves as investment advisor or designates as


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         being eligible for investment ("Investment Company"). Shares of stock of an Investment Company shall be referred to as "Investment Company Shares." To the extent that two or more funds are available for investment, contributions shall be invested in accordance with the Depositor's investment election.

    (b) Each contribution to the custodial account shall identify the Depositor's account number and be accompanied by a signed statement directing the investment of that contribution. The Custodian may return to the Depositor, without liability for interest thereon, any contribution which is not accompanied by adequate account identification or an appropriate signed statement directing investment of that contribution.

    (c) Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner such shares are offered to the public. All distributions received on Investment Company Shares, including both dividend and capital gain, distributions, held in the custodial account shall be reinvested in like shares. If any distribution of Investment Company Shares may be received in additional like shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

    (d) All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of all Investment Company Shares held in the custodial account and the Custodian shall not vote any such shares, except upon written direction of the Depositor, timely received, in a form acceptable to the Custodian. The Custodian agrees to forward to the Depositor each prospectus, report, notice, proxy and related proxy soliciting materials applicable to Investment Company Shares held in the custodial account received by the Custodian.

    (e) The Depositor may, at any time, by written notice to the Custodian, in a form acceptable to the Custodian, redeem any number of shares held in the custodial account and reinvest the proceeds in the shares of any other Investment Company upon the terms and within the limitations imposed by then current prospectus of such other Investment Company in which the Depositor elects to invest. By giving such instructions, the Depositor will be deemed to have acknowledged receipt of such prospectus. Such redemptions and reinvestments shall be done at the price and in the manner such shares are then being redeemed or offered by the respective Investment Companies.

2. AMENDMENT AND TERMINATION

    (a) Berkeley Capital Management, the investment advisor for Berkeley Capital Management Money Market Fund, may amend the Custodial Account (including retroactive amendments) by delivering to Custodian and to the Depositor written notice of such amendment setting forth the substance and effective date of the amendment. The Custodian and the Depositor shall be deemed to have consented to any such amendment not objected to in writing by the Custodian or Depositor as applicable within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the custodial account to be diverted to purposes other than for the exclusive benefit of the Depositor or his or her beneficiaries.

    (b) The Depositor may terminate the custodial account at any time by delivering to the Custodian a written notice of such termination.

    (c) The custodial account shall automatically terminate upon distribution to the Depositor or his or her beneficiaries of its entire balance.

3. TAXES AND CUSTODIAL FEES

Any income taxes or other taxes levied or assessed upon or in respect of the assets or income of the custodial account and any transfer taxes incurred shall be paid from the custodial account. All administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, in connection with the custodial account, and the Custodian's compensation shall be paid from the custodial account, unless otherwise paid by the Depositor or his or her beneficiaries. Sufficient shares will be liquidated from the custodial account to pay such fees and expenses.

The Custodian's fees are set forth in a schedule provided to the Depositor. Extraordinary charges resulting from unusual administrative responsibilities not contemplated by the schedule will be subject to such additional charges as will reasonably compensate the Custodian. Fees for refund of excess contributions, transferring to a successor trustee or custodian, or redemption/reinvestment of Investment Company Shares will be deducted from the refund or redemption proceeds and the remaining balance will be remitted to the Depositor, or reinvested or transferred in accordance with the Depositor's instructions.

4. REPORTS AND NOTICES

    (a) The Custodian shall keep adequate records of transactions it is required to perform hereunder. After the close of each calendar year, the Custodian shall provide to the Depositor or his or her legal representative a written report or reports reflecting the transactions effected by it during such year and the assets and liabilities of the Custodial Account at the close of the year.

    (b) All communications or notices shall be deemed to be given upon receipt by the Custodian at: Firstar Trust Company, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or the Depositor at his or her most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

5. DESIGNATION OF BENEFICIARY

The Depositor may designate a beneficiary or beneficiaries to receive benefits from the custodial account in the event of the Depositor's death. In the event the Depositor has not designated a beneficiary, or if all beneficiaries shall predecease the Depositor, the following persons shall take in the order named:

    (a)  The spouse of the Depositor;

    (b) If the spouse shall predecease the Depositor or if the Depositor does not have a spouse, then to the Depositor's estate.

The Depositor may also change or revoke any previously made designation of beneficiary. An designation or change or revocation of a designation shall be made by written notice in a form acceptable to and filed with the Custodian, prior to the complete distribution of the balance in the custodial account. The last such designation on file at the time of the Depositor's death shall govern. If a beneficiary dies after the Depositor, but prior to receiving his or her entire interest in the custodial account, the remaining interest in the custodial account shall be paid to the beneficiary's estate.

6. MULTIPLE INDIVIDUAL RETIREMENT ACCOUNTS

In the event the Depositor maintains more than one individual retirement account (as defined in Section 408(a)) and elects to satisfy his or her minimum distribution requirements described in Article IV above by making a distribution for another individual retirement account in accordance with Paragraph 6 thereof, the Depositor shall be deemed to have elected to calculate the amount of his or her minimum distribution under this custodial account in the same manner as under the individual retirement account from which the distribution is made.

7. INALIENABILITY OF BENEFITS

The benefits provided under this custodial account nor the assets held therein shall be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits or assets to be so subjected shall not be recognized except to the extent as may be required by law.

8. ROLLOVER CONTRIBUTIONS AND TRANSFERS

The Custodian shall have the right to receive rollover contributions and to receive direct transfers from other custodians or trustees. All contributions must be made in cash or check.

9. CONFLICT IN PROVISIONS

To the extent that any provisions of this Article VIII shall conflict with the provisions of Articles IV, V and/or VII, the provisions of this Article VIII shall govern.

10. APPLICABLE STATE LAW

This custodial account shall be construed, administered and enforced according to the laws of the State of Wisconsin.

11. RESIGNATION OR REMOVAL OF CUSTODIAN

The Custodian may resign at any time upon thirty (30) days notice in writing to the Investment Company. Upon such resignation, the Investment Company shall notify the Depositor, and shall appoint a successor custodian under this Agreement. The Depositor or the Investment Company at any time may remove the Custodian upon 30 days written notice to that effect in a form acceptable to and filed with the Custodian. Such notice must include designation of a successor custodian. The successor custodian shall satisfy the requirements of section 408(h) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of and records relating to the Custodial Account. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liability constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, and where necessary may liquidate shares in the Custodial Account for such payments. Any balance of such reserve remaining after the payment of all such items shall be paid over to the successor Custodian. The Custodian shall not be liable for the acts or omissions of any predecessor or successor custodian or trustee.

12. LIMITATION ON CUSTODIAN RESPONSIBILITY

The Custodian will not under any circumstances be responsible for the timing, purpose or propriety of any contribution or of any distribution made hereunder, nor shall the Custodian incur any liability or responsibility for any tax imposed on account of any such contribution or distribution. Further, the custodian shall not incur any liability or responsibility in taking or omitting to take any action based on any notice, election, or instruction or any written instrument believed by the Custodian to be genuine and to have been properly executed. The Custodian shall be under no duty of inquiry with respect to any such notice, election, instruction, or written instrument, but in its discretion may request any tax waivers, proof of signatures or other evidence which it reasonably deems necessary for its protection. The Depositor and the successors of the Depositor including any executor or administrator of the Depositor shall, to the extent permitted by law, indemnify the Custodian and its successors and assigns against any and all claims, actions or liabilities of the Custodian to the Depositor or the successors or beneficiaries of the Depositor whatsoever (including without limitation all reasonable expenses incurred in defending against or settlement of such claims, actions or liabilities) which may arise in connection with this Agreement or the Custodial Account, except those due to the Custodian's own bad faith, gross negligence or willful misconduct. The Custodian shall not be under any duty to take any action not specified in this Agreement, unless the Depositor shall furnish it with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian, or to defend or engage in any suit with respect hereto unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.

         LOGO
                             BERKELEY CAPITAL MANAGEMENT
                                  MONEY MARKET FUND
                                   IRA APPLICATION

Mail To: Berkeley Capital Management Money Market Fund    Overnight Express Mail To: Berkeley Capital Management Money Market Fund
         c/o Firstar Trust Company                                                   c/o Firstar Trust Company
         Mutual Fund Services                                                        Mutual Fund Services
         P.O.Box 701                                                                 615 E. Michigan St., 3rd Floor
         Milwaukee, WI 53201-0701                                                    Milwaukee, WI 53202-5207

Please use this form only for registration of a new IRA or SEP/IRA account. To obtain additional forms or for help in completing this application please call 1-888-889-0799.

____________________________________________________________________________________________________________________________________

A.  REGISTRATION        ______________________________________       ______________________________________________________________
                        FIRST NAME                        M.I.       LAST NAME

                        ________________________________       ___________________________________________
                        SOCIAL SECURITY #                      BIRTHDATE (Mo/Dy/Yr) (MUST BE OF LEGAL AGE)

____________________________________________________________________________________________________________________________________

B.  MAILING ADDRESS                                   / /  Duplicate Confirmation to:

    ___________________________________   __________       ______________________   _______   _____________________________________
    STREET                                APT/SUITE        FIRST NAME               M.I.      LAST NAME

    ___________________________   _____   __________       __________________________________________   ___________________________
    CITY                          STATE   ZIP              STREET                                       APT/SUITE

    __________________________   ___________________       ________________________________   _______   ___________________________
    DAYTIME PHONE #              EVENING PHONE #           CITY                               STATE     ZIP

____________________________________________________________________________________________________________________________________

C.  TYPE OF IRA                  / /  Individual Retirement Account ($1,000 minimum, $2,000 maximum).

    (Please select only ONE of   / /  Spousal IRA Account for non-working spouse. ($1,000 minimum, one application must be
    following account types)          completed for each individual)
                                 / /  Rollover IRA.

                                 / /  SEP IRA.

____________________________________________________________________________________________________________________________________

D.  TYPE OF CONTRIBUTION         / /  Yearly Contribution for Tax Year _________ (If prior year, must be mailed on or before April
                                      15th).
    (Please select ONE of the    / /  Transfer (assets are a direct transfer from previous custodian). Please attach transfer form.
    following types of
    contributions)               / /  Rollover assets (You had PHYSICAL RECEIPT of assets for less than 60 DAYS) from previous IRA.

                                 / /  Direct Rollover of Assets from your employer sponsored plan (you DID NOT have receipt of assets). Please indicate previous account type.

                                 ___ Corporate  ___ Pension Plan  ___ Profit Sharing Plan  ___ 401(k)  ___ 403 (b)
                                 ___ Other (please specify)_________________

____________________________________________________________________________________________________________________________________

E.  INVESTMENT                   / /  By check or made payable to Berkeley Capital Management Money Market Fund. Amount $ _________

                                 / /  By wire: Call 1-888-889-0799. Indicate total amount and date of wire $ _______Date __________




[2920]                         See reverse side of form

____________________________________________________________________________________________________________________________________

F.  BENEFICIARY

    PRIMARY                                                               SECONDARY

    ____________________________________    _______________               ____________________________________    _______________
    NAME                                    RELATIONSHIP                  NAME                                    RELATIONSHIP

    _______________________________________________________               _______________________________________________________
    ADDRESS                                                               ADDRESS

    ______________________________  _______  ______________               ______________________________  _______  ______________
    CITY                            STATE    ZIP                          CITY                             STATE   ZIP

    _______________________________________  ______________               _______________________________________  ______________
    SOCIAL SECURITY #                        BIRTHDATE                    SOCIAL SECURITY #                        BIRTHDATE


____________________________________________________________________________________________________________________________________

G.  SIGNATURES                   I adopt the Berkeley Capital Management Money Market Fund Individual Retirement Account and
                                 appoint Firstar Trust Company to perform custodial and other administrative services specified in the IRA Custodial Account Agreement. I have received and read the Prospectus for the Fund and have read and understood the IRA Disclosure Statement and Custodial Account Agreement. I certify under penalties of perjury that my social security number above is correct, and that I am of legal age.
                                 If I am opening this IRA with a distribution from an employer-sponsored retirement plan or another individual retirement account, I certify that the distribution qualifies as a rollover contribution. I understand that the fees relating to my IRA may be collected by redeeming sufficient shares from my Fund account balance. I agree to provide the Internal Revenue Service with information as required. I further agree to follow all of the terms and conditions of the IRA
                                 Custodial Account Agreement.


                                 _____________________________________________________________  ___________________________________
                                 SIGNATURE                                                      DATE

                                 Appointment as custodian accepted:

                                 _____________________________________________________________  ___________________________________
                                 FIRSTAR TRUST COMPANY                                          DATE

____________________________________________________________________________________________________________________________________

H.  DEALER INFORMATION
                                 ________________________________________________
    (Please be sure to complete  REPRESENTATIVE'S LAST NAME     FIRST NAME     MI
    representative's first name
    and middle initial.)         REPRESENTATIVE'S BRANCH OFFICE

                                 ________________________________________________
                                 ADDRESS

                                 ________________________________________________
                                 CITY/STATE/ZIP

                                 ________________________________________________
                                 TELEPHONE NUMBER               REP'S A.E. NUMBER

[2920]

         LOGO
                             BERKELEY CAPITAL MANAGEMENT
                                  MONEY MARKET FUND
                                  IRA TRANSFER FORM


Mail To: Berkeley Capital Management Money Market Fund    Overnight Express Mail To: Berkeley Capital Management Money Market Fund
         c/o Firstar Trust Company                                                   c/o Firstar Trust Company
         Mutual Fund Services                                                        Mutual Fund Services
         P.O.Box 701                                                                 615 E. Michigan St., 3rd Floor
         Milwaukee, WI 53201-0701                                                    Milwaukee, WI 53202-5207

IMPORTANT PHONE NUMBER FOR THE BERKELEY CAPITAL MANAGEMENT MONEY MARKET FUND: for fund information, prices and literature,
1-888-889-0799.
____________________________________________________________________________________________________________________________________

INSTRUCTIONS                 Use this form when transferring funds from an EXISTING IRA to a Berkeley Capital Management Money
                             Market Fund IRA.  If you are establishing a new account, you must also complete a Berkeley Capital
                             Management Money Market Fund IRA Application.

                              INVESTORS ARE REMINDED THAT:

                              -  Your current custodian/trustee may require that you obtain a signature guarantee to process this transfer.

                              -  A signature guarantee may be obtained by a domestic commercial bank, trust company, a member firm of a national securities exchange, or a savings & loan association. A signature guarantee by a notary public will NOT be accepted.

                              -  If share certificates were issued for your current investment, they must be duly endorsed and accompany this Form. For your protection, you are encouraged to send them by registered mail.
____________________________________________________________________________________________________________________________________

1.  INVESTOR                 ____________________________________________________   _______________________________________________
    INFORMATION              NAME                                                   SOCIAL SECURITY NUMBER

                             ______________________________________________________________________________________________________
                             ADDRESS

                             ______________________________________________________________________________________________________
                             CITY/STATE/ZIP
                             (     )                                                (     )
                             ____________________________________________________   _______________________________________________
                             DAYTIME PHONE NUMBER                                   EVENING PHONE NUMBER
____________________________________________________________________________________________________________________________________

2.  PLEASE TRANSFER MY       ______________________________________________________________________________________________________
    IRA FROM:                NAME OF CURRENT CUSTODIAN (BANK, SAVINGS AND LOAN, MUTUAL FUND, ETC.)

                             ______________________________________________________________________________________________________
                             ADDRESS

                             ______________________________________________________________________________________________________
                             CITY/STATE/ZIP

                             _____________________________________________________  _______________________________________________
                             ACCOUNT NUMBER OR CERTIFICATE OF DEPOSIT (CD)*         MATURITY DATE (IF APPLICABLE)
                             * Transfer  / / immediately / /  at maturity

____________________________________________________________________________________________________________________________________

3.  PLEASE CHECK ONE:        / /  Invest in my existing Berkeley Capital Management Money Market Fund IRA, account number _________

                             / /  Open a new* Berkeley Capital Management Money Market Fund _____ IRA   _____SEP-IRA.

                             *If you are opening a new account, this form must be accompanied by a completed IRA Application.

____________________________________________________________________________________________________________________________________

4.  SIGNATURE                To current Custodian:
    (Exactly as Registered)  Please consider this your authority to sell / / all of my assets / / $ _________________ of my assets in the account identified in Number 2 above and prepare a check to Berkeley Capital Management Money
                             Market Fund. It is my intention to transfer these assets to the above-named fund, for which Firstar
                             Trust Company acts as Custodian.

                             Please send the check representing the assets, along with a copy of this form to the address below.
                             Send check to:

                                       Firstar Trust Company
                                       P.O. Box 701
                                       Milwaukee, WI 53201-0701

                             I certify that I have received and read the prospectus for the Fund into which I am transferring my
                             IRA. Thank you for your prompt handling.

                             _________________________________________________________        _____________________________________
                             YOUR SIGNATURE                                                   DATE

                             ______________________________________________________________________________________________________
                             SIGNATURE GUARANTEE (IF REQUIRED BY CURRENT CUSTODIAN)

____________________________________________________________________________________________________________________________________

5.  ACCEPTANCE               Custodian Authorization: Firstar Trust Company hereby accepts its appointment as Custodian of the above IRA account and upon receipt of assets, will deposit such assets in a Berkeley Capital
                             Management Money Market Fund IRA on behalf of the Depositor authorizing this transfer or direct rollover.

                                                                     FIRSTAR TRUST COMPANY
[2921]

    _______________________________________  ______________
    SOCIAL SECURITY #                       BIRTHDATE

    _______________________________________________________
    ADDRESS

    _______________________________________________________
    CITY/STATE/ZIP


By selecting the option in Section [section letter], I hereby authorize the Fund to initiate credits and debits to my account at the bank indicated and for the bank to credit or debit the same to such account through the Automated Clearing House ("ACH") system.



THIS STATEMENT MUST BE INCLUDED IN THE "SIGNATURES" SECTION ONLY IF THE "AUTOMATIC INVESTMENT PLAN" SECTION IS USED






[2921]